UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report November 9, 2004
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 8.01	Other Events

YORK WATER COMPANY
ANNOUNCES INCREASED RATES

York, Pennsylvania, November 9, 2004: Jeffrey S. Osman, President and CEO of The York Water Company (NASDAQ:YORW) announced today that increased rates, approved by the Pennsylvania Public Utility Commission are effective. The approved rates will provide an increase in annual revenues of $3,500,000 or 15.9%.

The new rates are effective concurrent with the availability of the Company's $23 million Susquehanna River pipeline facilities which will allow the Company to serve our existing and future customers during periods of high usage, drought or other emergency.

The approved rates will increase the average residential gravity customer bill from $20.98 per month to $24.44 per month and the average residential repumped customer bill from $25.72 per month to $29.96 per month.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: November 10, 2004	By:	/s/ Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer